FORM OF
               INVESTMENT ADVISORY AND SERVICE AGREEMENT

Growth and Income Portfolio

 THIS AGREEMENT, dated and effective as of the 31st day of July, 1998, is made and entered into by and between ENDOWMENTS, a Delaware business trust (hereinafter called the "Trust"), on behalf of the Growth and Income Portfolio, a series of the Trust (the "Fund"), and CAPITAL RESEARCH AND MANAGEMENT COMPANY, a Delaware corporation, (hereinafter called the "Adviser"). The parties agree as follows:
                                       1.
 The Trust hereby employs the Adviser to furnish advice to the Trust with respect to the investment and reinvestment of the assets of the Fund. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations to the extent herein set forth, for the compensation herein provided. The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust.
                                       2.
 The Adviser agrees to provide supervision of the Fund's portfolio and to determine what securities or other property shall be purchased or sold on behalf of the Fund, giving due consideration to the policies of the Fund as expressed in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") relating to the Fund included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement) filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended, as well as to the factors affecting the Fund's status as a series of a regulated investment company under the Internal Revenue Code of 1986, as amended, and subject always to policies and instructions adopted by the Trust's Board of Trustees.

 The Adviser shall provide adequate facilities and qualified personnel for the placement of orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for the Fund. With respect to such transactions, the Adviser, subject to such directions as may be furnished from time to time on behalf of the Fund by the Board of Trustees of the Trust, shall endeavor as the primary objective to obtain the most favorable prices and executions of orders. Subject to such primary objective, the Adviser may place orders with broker-dealer firms which have sold shares of the Fund or which furnish statistical and other information to the Adviser, taking into account the value and quality of the brokerage services of such broker-dealers, including the availability and quality of such statistical and other information. Receipt by the Adviser of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable pursuant to Section 6 hereof.
                                       3.
 The Adviser shall furnish the services of persons to perform the executive, administrative, clerical, and bookkeeping functions of the Fund, including the daily determination of the Fund's net asset value and offering price per share. The Adviser shall pay the compensation and travel expenses of all such persons, and they shall serve without additional compensation from the Fund. The Adviser shall also, at its expense, provide the Fund with suitable office space (which may be in the offices of the Adviser); all necessary small office equipment and utilities; and general purpose accounting forms, supplies, and postage used at the offices of the Trust.
                                       4.
 The Fund shall pay all its expenses not assumed by the Adviser as provided herein. Such expenses shall include, but shall not be limited to, custodian, registrar, stock transfer and dividend disbursing fees and expenses; costs of the designing, printing and mailing of reports, Prospectuses, SAI's, proxy statements, and notices to its shareholders; taxes; expenses of the issuance and redemption of shares of the Fund (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; compensation, fees, and expenses paid to trustees; association dues; and costs of stationery and forms prepared exclusively for the Trust.
                                       5.
 The Trust on behalf of the Fund shall pay to the Adviser on or before the tenth (10th) day of each month, as compensation for the services rendered by the Adviser during the preceding month, an amount to be computed by applying to the total net asset value of the Fund at the annual rates of 0.50% on the first $150,000,000 of net assets, plus 0.40% on net assets in excess of $150,000,000.
 The advisory fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. The net asset value of the Fund shall be determined in the manner set forth in the Trust's Declaration of Trust and the Registration Statement and always in accordance with applicable law.
 Upon any termination of this Agreement on a day other than the last day of the month the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month of the Trust.
                                       6.
 The Adviser agrees to reduce the fee payable to it under this Agreement by the amount by which the ordinary operating expenses of the Fund for any fiscal year, excluding interest, taxes and extraordinary expenses, shall exceed 0.75% of the average net assets of the Fund determined pursuant to Section 5. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Trust on behalf of the Fund for any projected reduction hereunder, and corresponding amounts shall be withheld from the fees paid by the Trust on behalf of the Fund to the Adviser. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year, and any excess shall be paid to the Fund immediately after the fiscal year end, and in any event prior to publication of the Fund's annual report as a reduction of the fees previously paid during the fiscal year.
                                       7.
 Nothing contained in this Agreement shall be construed to prohibit the Adviser from performing investment advisory, management, or distribution services for other investment companies (or series thereof) and other persons or companies, or to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated businesses.
                                       8.
 The Adviser shall have no liability to the Fund, or its shareholders, for any error of judgment, mistake of law, or for any loss arising out of any investment, or for any other act or omission in the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.
                                       9.
 This Agreement shall continue in effect until the close of business on July 27, 1999. It may thereafter be renewed from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by
(i) the Board of Trustees of the Trust, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, and
(ii) a majority of those trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. Such mutual consent to renewal shall not be deemed to have been given unless evidenced by a writing signed by both parties hereto.
                                      10.
 The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually, but bind only the Trust Estate. The Adviser agrees to look solely to the assets of the Fund for the satisfaction of any liability of the Trust in respect of this Agreement and will not seek recourse against such Trustees, officers, employees, agents or shareholders, or any of them, or any of their personal assets for such satisfaction.
                                      11.
 This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on sixty
(60) days' written notice to the Adviser, or by the Adviser on like notice to the Trust. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).
 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the day and year first above written.

ENDOWMENTS
on behalf of the Growth and Income Portfolio

By

By


CAPITAL RESEARCH AND
  MANAGEMENT COMPANY
By
By

                             FORM OF
            INVESTMENT ADVISORY AND SERVICE AGREEMENT

Bond Portfolio

 THIS AGREEMENT, dated and effective as of the 31st day of July, 1998, is made and entered into by and between ENDOWMENTS, a Delaware business trust (hereinafter called the "Trust"), on behalf of the Bond Portfolio, a series of the Trust (the "Fund"), and CAPITAL RESEARCH AND MANAGEMENT COMPANY, a Delaware corporation, (hereinafter called the "Adviser"). The parties agree as follows:
                                       1.
 The Trust hereby employs the Adviser to furnish advice to the Trust with respect to the investment and reinvestment of the assets of the Fund. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations to the extent herein set forth, for the compensation herein provided. The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust.
                                       2.
 The Adviser agrees to provide supervision of the Fund's portfolio and to determine what securities or other property shall be purchased or sold on behalf of the Fund, giving due consideration to the policies of the Fund as expressed in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") relating to the Fund included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement) filed by the Trust under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended, as well as to the factors affecting the Fund's status as a series of a regulated investment company under the Internal Revenue Code of 1986, as amended, and subject always to policies and instructions adopted by the Trust's Board of Trustees.
 The Adviser shall provide adequate facilities and qualified personnel for the placement of orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for the Fund. With respect to such transactions, the Adviser, subject to such directions as may be furnished from time to time on behalf of the Fund by the Board of Trustees of the Trust, shall endeavor as the primary objective to obtain the most favorable prices and executions of orders. Subject to such primary objective, the Adviser may place orders with broker-dealer firms which have sold shares of the Fund or which furnish statistical and other information to the Adviser, taking into account the value and quality of the brokerage services of such broker-dealers, including the availability and quality of such statistical and other information. Receipt by the Adviser of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable pursuant to Section 6 hereof.
                                       3.
 The Adviser shall furnish the services of persons to perform the executive, administrative, clerical, and bookkeeping functions of the Fund, including the daily determination of the Fund's net asset value and offering price per share. The Adviser shall pay the compensation and travel expenses of all such persons, and they shall serve without additional compensation from the Fund. The Adviser shall also, at its expense, provide the Fund with suitable office space (which may be in the offices of the Adviser); all necessary small office equipment and utilities; and general purpose accounting forms, supplies, and postage used at the offices of the Trust.
                                       4.
 The Fund shall pay all its expenses not assumed by the Adviser as provided herein. Such expenses shall include, but shall not be limited to, custodian, registrar, stock transfer and dividend disbursing fees and expenses; costs of the designing, printing and mailing of reports, Prospectuses, SAI's, proxy statements, and notices to its shareholders; taxes; expenses of the issuance and redemption of shares of the Fund (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; compensation, fees, and expenses paid to trustees; association dues; and costs of stationery and forms prepared exclusively for the Trust.
                                       5.
 The Trust on behalf of the Fund shall pay to the Adviser on or before the tenth (10th) day of each month, as compensation for the services rendered by the Adviser during the preceding month, an amount to be computed by applying to the total net asset value of the Fund at the annual rates of 0.50% on the first $150,000,000 of net assets, plus 0.40% on net assets in excess of $150,000,000.
 The advisory fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. The net asset value of the Fund shall be determined in the manner set forth in the Trust's Declaration of Trust and the Registration Statement and always in accordance with applicable law.
 Upon any termination of this Agreement on a day other than the last day of the month the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month of the Trust.
                                       6.
 The Adviser agrees to reduce the fee payable to it under this Agreement by the amount by which the ordinary operating expenses of the Fund for any fiscal year, excluding interest, taxes and extraordinary expenses, shall exceed 0.75% of the average net assets of the Fund determined pursuant to Section 5. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Trust on behalf of the Fund for any projected reduction hereunder, and corresponding amounts shall be withheld from the fees paid by the Trust on behalf of the Fund to the Adviser. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year, and any excess shall be paid to the Fund immediately after the fiscal year end, and in any event prior to publication of the Fund's annual report as a reduction of the fees previously paid during the fiscal year.
                                       7.
 Nothing contained in this Agreement shall be construed to prohibit the Adviser from performing investment advisory, management, or distribution services for other investment companies (or series thereof) and other persons or companies, or to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated businesses.
                                       8.
 The Adviser shall have no liability to the Fund, or its shareholders, for any error of judgment, mistake of law, or for any loss arising out of any investment, or for any other act or omission in the performance of its obligations to the Fund not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.
                                       9.
 This Agreement shall continue in effect until the close of business on July 27, 1999. It may thereafter be renewed from year to year by mutual consent, provided that such renewal shall be specifically approved at least annually by
(i) the Board of Trustees of the Trust, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, and
(ii) a majority of those trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. Such mutual consent to renewal shall not be deemed to have been given unless evidenced by a writing signed by both parties hereto.
                                      10.
 The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually, but bind only the Trust Estate. The Adviser agrees to look solely to the assets of the Fund for the satisfaction of any liability of the Trust in respect of this Agreement and will not seek recourse against such Trustees, officers, employees, agents or shareholders, or any of them, or any of their personal assets for such satisfaction.
                                      11.
 This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on sixty
(60) days' written notice to the Adviser, or by the Adviser on like notice to the Trust. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).
 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the day and year first above written.

ENDOWMENTS
on behalf of the Bond Portfolio

By

By


CAPITAL RESEARCH AND
  MANAGEMENT COMPANY
By
By